EXHIBIT 21

SUBSIDIARIES OF THE MCCLATCHY COMPANY

Company Name
Aboard Publishing, Inc.
Bellingham Herald Publishing, LLC
Belton Publishing Company, Inc.
Biscayne Bay Publishing, Inc.
The Bradenton Herald, Inc.
Cass County Publishing Company, Inc.
The Charlotte Observer Publishing Company
Columbia State, Inc.
Columbus Ledger-Enquirer, Inc.
Cypress Media, Inc.
Cypress Media, LLC
Dagren, Inc.
Double A Publishing, Inc.
The Gables Publishing Company, Inc.
Gulf Publishing Company, Inc.
HLB Newspapers, Inc.
Idaho Statesman Publishing, LLC
Keltatim Publishing Company, Inc.
Keynoter Publishing Company, Inc.
Knight Ridder News Services, Inc.
Knight Ridder Digital
Knight-Ridder International, Inc.
Knight-Ridder Investment Company
Knight-Ridder Leasing Company
Knight-Ridder Newspaper Sales, Inc.
Knight Ridder Resources, Inc.
Knight-Ridder Shared Services, Inc.
Knight Ridder Sales, Inc.
KR Net Ventures, Inc.
KR Newsprint Company
KR U.S.A., Inc
KRI Property, Inc.
Lee’s Summit Journal, Inc.
LEXHL, Limited Partnership
Lexington H-L Services, Inc.
Lexington Press Inc.
The Macon Telegraph Publishing Company
Mail Advertising Corporation
McClatchy Newspapers, Inc.
MediaStream, Inc.
Miami Herald Holding Company, Inc.
Nittany Printing and Publishing Company
Nor-Tex Publishing, Inc.
Olympian Publishing, LLC
Pacific Northwest Publishing Company, Inc.
Quad County Publishing, Inc.
Richwood, Inc.
Runways Pub., Inc.
San Luis Obispo, LLC
Star-Telegram Operating, Ltd.
Sun Publishing Company, Inc.
Tribune Newsprint Company
Wichita Eagle and Beacon Publishing Company, Inc.